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                                                                    Exhibit 23.5

                                    CONSENT

     Reference is made to the Form S-4 Registration Statement (the "Registration Statement") of VP Merger Parent, Inc. ("Parent"), filed or to be filed with the Securities and Exchange Commission and registering shares of the common stock of Parent to be issued pursuant to that certain Agreement and Plan of Merger and Contribution (together with any and all amendments thereto, the "Merger Agreement") by and among Parent, Vermont Pure Holdings, Ltd., VP Acquisition Corp., Crystal Rock Spring Water Company, Henry E. Baker, Joan A. Baker, Peter
K. Baker, John B. Baker, Peter K. Baker Life Insurance Trust, Ross Rapaport, Trustee (and not individually), John B. Baker Life Insurance Trust, Ross Rapaport, Trustee (and not individually), and Ross Rapaport, Trustee U/T/A dated 12/16/91 F/B/O Joan Baker et al. (and not individually).

     Pursuant to Rule 438 under the Securities Act of 1933, each of the undersigned persons consents to being named in the Registration Statement as a person about to become a director of VP Merger Parent, Inc., which is to be known as Vermont Pure Holdings, Ltd. following the closing of the transactions contemplated by the Merger Agreement. This consent may be signed in counterparts and filed with the Registration Statement and any amendments thereto.

Dated: August 28, 2000



/s/ Henry E. Baker                           /s/ Peter K. Baker
-------------------------------              --------------------------------
Henry E. Baker                               Peter K. Baker


/s/ Philip Davidowitz                        /s/ Robert C. Getchell
-------------------------------              --------------------------------
Philip Davidowitz                            Robert C. Getchell


/s/ David R. Preston                         /s/ Ross S. Rapaport
-------------------------------              --------------------------------
David R. Preston                             Ross S. Rapaport


/s/ Norm Rickard                             /s/ Beat Schlagenhauf
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Norm Rickard                                 Beat Schlagenhauf